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                                                                   EXHIBIT 3.(i)


                            CERTIFICATE OF AMENDMENT


                                       OF


                          CERTIFICATE OF INCORPORATION



                         (PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)


         SHARED TECHNOLOGIES CELLULAR, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation, which proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the first paragraph of Article FOURTH thereof so that, as amended, said paragraph reads as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares, of which 5,000,000 shall be Preferred Stock with a par value of $.01 per share and 30,000,000 shares shall be Common Stock with a par value of $.01 per share."

         SECOND: That thereafter, an annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the aforesaid amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law.
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         IN WITNESS WHEREOF, SHARED TECHNOLOGIES CELLULAR, INC. has caused this
Amendment to the Certificate of Incorporation to be signed by Anthony D. Autorino, its Chairman and Chief Executive Officer, this 30th day of June, 2000.


                                     SHARED TECHNOLOGIES CELLULAR, INC.




                                     By: /s/ Anthony D. Autorino
                                         ------------------------------------
                                         Anthony D. Autorino
                                         Chairman and Chief Executive Officer


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